Exhibit 99.1

Contact:

Audra Burke

(303) 218-5455

Carrier Access Announces Preliminary Results for First Quarter 2007

BOULDER, CO. – April 5, 2007 – Carrier Access Corporation (NASDAQ: CACS) today announced preliminary revenue and earnings estimates for the first quarter ending March 31, 2007. Based upon preliminary, unaudited results, revenue for the quarter is expected to range from $8.3 million to $8.7 million. Basic and diluted GAAP loss per share for the quarter is expected to range from $(0.32) to $(0.27). Basic and diluted non-GAAP loss per share for the quarter is expected to range from $(0.29) to $(0.24). Expected non-GAAP loss per share for the first quarter excludes the effect of stock-based compensation expense resulting from the application of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123R”) and amortization of purchased intangibles, including any income tax effects. The reconciliation between expected GAAP earnings per share and expected non-GAAP earnings per share is set forth at the end of this press release.

Carrier Access’ chief executive officer Roger Koenig stated, “As we discussed on our last conference call our visibility into our U.S. wireless customer base decreased as our customers continued to evaluate strategies and plans for optimizing their 2G networks and operationalizing more efficient 3G networks. Unfortunately, our revenue from wireless carriers did not recover in the first quarter as this planning mode continued.

“Although wireless revenues were down quarter over quarter, we continue to believe that global wireless operators are planning to deploy networking equipment that will provide them with both improved bandwidth performance and reductions in operating costs. As such, during the first quarter, we continued to spend significantly on R&D to provide these product solutions for our customers. During the quarter we completed major hardware and software releases for our Axxius® and MASTERseries™ product lines. We also acquired the assets of Mangrove Systems to complement our wireless product portfolio, providing us a complete end-to-end solution for next generation access networks. With this acquisition we have increased the levels of trials and evaluations of the EdgeFLEX™ product in international markets.

“During the first quarter we also successfully delivered product solutions to a major OEM supplier for further testing and future customer deployment. The Axxius 800, FLEXengine™ software and OMC Companion management system provides our customers an end-to-end solution allowing for radio access network optimization and cost savings for GSM and 3G mobile operators.

“Our converged access business was down in the first quarter due to seasonality and lower than expected channel sales of our Adit® 600 product line. During the quarter we continued to make progress with customer trials and evaluations of our Adit 3500 product and believe that we will see increased revenue from our Adit product lines as we continue to add partners and solutions for enterprise VoIP convergence.”

Koenig further added, “Although we added engineering resources in data networking during the quarter with our purchase of the assets of Mangrove Systems, we continued to make progress on our plans for a global model of research and development which leverages our Shanghai Development Center. As part of this plan, we are consolidating facilities, restructuring and downsizing some of our remote development centers and eliminating contractors to reduce R&D costs in the second half of 2007. We anticipate incurring restructuring and impairment charges of $500,000 to $1,000,000, substantially all of which will be expensed in the second quarter 2007.”

The Company will hold a conference call on Tuesday, April 24, 2007 at 4:30pm Eastern Time. Those who wish to participate should dial (703) 639-1365, domestically or internationally, at least fifteen minutes prior to the scheduled start time for the call and reference Carrier Access First Quarter Guidance Update. The conference call will be available live via the internet by accessing the Carrier Access web site at http://www.carrieraccess.com under the Investor Relations section. An online replay of the earnings conference call will be available at http://www.carrieraccess.com.

About Carrier Access Corporation

Carrier Access (NASDAQ: CACS) provides consolidated access technology designed to streamline the communication network operations of carriers, enterprises and government agencies. Carrier Access products enable customers to consolidate and upgrade access capacity, and implement converged IP services while lowering costs and accelerating service revenue. Carrier Access’ technologies help our customers do more with less. For more information, visit www.carrieraccess.com or call 303-218-5707.

Forward-Looking Statement Caution

This press release contains forward-looking statements about our anticipated 2007 first quarter operating results and our prospects for growth, which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including potential discrepancies between management’s initial estimates and the final operating results for the first quarter of fiscal 2007, subsequent adjustments to preliminary estimates of financial results for the first quarter of fiscal 2007, costs associated with integrating the acquired assets of Mangrove Systems, cost reductions from our Shanghai Development Center, continuing uncertainty regarding general economic conditions, changes in capital spending by carriers and telecommunications companies, growth rates within our industry, the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2006 and other documents periodically filed with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release. We do not undertake any obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Reconciliation of Expected GAAP Net Loss Per Share to Expected Non-GAAP Net Loss Per Share

Quarter ending March 31, 2007

	EXPECTED RANGE
	LOW	HIGH
US GAAP: Expected Net (Loss) per share, basic and diluted	$(0.32)	$(0.27)
Add: Expected stock-based compensation expense under SFAS 123R	0.02	0.02
Expected amortization of purchased intangibles	0.01	0.01

NON-GAAP: Expected Net (Loss) per share, basic and diluted	$(0.29)	$(0.24)

To supplement our condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP), we provide investors with certain non-GAAP financial measures, including expected non-GAAP diluted net income (loss) per share. This non-GAAP measure excludes the effect of stock compensation expense for employee stock options associated with the application of SFAS 123R, which Carrier Access adopted effective January 1, 2006 and amortization expense for certain intangible assets. The presentation of this non-GAAP financial measure is not meant to be considered in isolation or as a substitute for expected diluted net income (loss) per share prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We believe that this non-GAAP measure, when shown in conjunction with the corresponding GAAP measure, is used by and is useful to investors and other users of our financial statements in evaluating our operating results and comparative trends, as well as to facilitate comparisons with our historical operating results. The non-GAAP results are an indicator of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results and are excluded by management for purposes of evaluating performance against internal budgets and in making operational decisions. In addition, the non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. Investors should review the reconciliation of the expected non-GAAP diluted net income (loss) per share to the expected GAAP diluted net income (loss) per share as provided in the table above.